Exhibit 99.1

Contact:         Robert Bowen, Chief Financial Officer

Anne Rivers, Investor Relations

Jeff Keene, Healthcare Media

Cytyc Corporation: 978-266-3010

www.cytyc.com

Leslie Wolf-Creutzfeldt/Lauren Levine

Media: Sean Leous

FD Morgen-Walke: 212-850-5600

Lloyd Benson/Wendy Williams

Schwartz Communications: 781-684-0770

FOR IMMEDIATE RELEASE

CYTYC CORPORATION ANNOUNCES INCREASE IN

STOCK REPURCHASE PROGRAM

Boxborough, MA, July 23, 2003 — Cytyc Corporation (Nasdaq:CYTC) announced today that its Board of Directors has authorized an additional $50 million for the repurchase of shares of the Company’s common stock through open market purchases or private transactions that will be made from time to time as market conditions allow. This authorization increases the total amount of the repurchase program to $200 million plus the cost of purchasing shares equivalent to the number of options exercised. The Company has purchased approximately $143 million of its common stock pursuant to its share repurchase program since January 2002.

Shares repurchased under the program will be held in the Company’s treasury and will be available for a variety of corporate purposes. The repurchase program may be suspended at any time and from time to time without prior notice.

“Cytyc remains committed to managing its capital for the benefit of its shareholders and this third expansion of the buyback program reflects our confidence in the Company’s future,” said Patrick J. Sullivan, chairman, president, and chief executive officer of Cytyc Corporation.

Cytyc Corporation designs, develops, manufactures, and markets the ThinPrep® System for use in medical diagnostic applications primarily focused on women’s health. The ThinPrep System is widely used for cervical cancer screening and is the platform from which the Company has launched its expansion into breast cancer risk assessment with the FirstCyte™ Breast Test. The ThinPrep System consists of the ThinPrep® 2000 Processor, ThinPrep® 3000 Processor, ThinPrep® Imaging System, and related reagents, filters, and other supplies. Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC.

Cytyc and ThinPrep are registered trademarks of Cytyc Corporation. FirstCyte is a trademark of Cytyc Corporation for which registration has been applied.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to the Company’s future financial condition, operating results and economic performance, and management’s expectations regarding future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and proprietary technology, uncertainty of product development efforts, product acceptance, management of growth, risks associated with litigation, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and any healthcare reimbursement policies, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including under the heading “Certain Factors Which May Affect Future Results” in its 2002 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.